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                                                                Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Teradyne, Inc. on Form S-4 of our report dated September 21, 1993, appearing in the Annual Report on Form 10-K of Megatest Corporation for the year ended August 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
San Jose, California

October 26, 1995